UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2013

MULTI-CORP INTERNATIONAL INC
Exact name of registrant as specified in its charter

Nevada	000-54252	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2757 CR 355 Denver City, Texas	79323
(Address of principal executive offices)	(Zip Code)

(806) 592-8659
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

Item 8.01. Other Events.

On December 17, 2012, Multi-Corp International, Inc. (the “Corporation”) entered into an agreement with Quad Energy Corp. whereby the Corporation acquired a One Hundred Percent (100%) working interest in the Two Thousand Eight Hundred (2,800) acre Cave Pool Property (“Cave Pool” or “Property”) in Eddy County, New Mexico as previously disclosed on our Form 8-K filed with the Securities and Exchange Commission on December 20, 2012, and incorporated herein by reference.

On December 30, 2012, Chapman Petroleum Engineering Ltd. prepared a Preliminary Technical Analysis Report (the “Report”),, of Cave Pool to identify and/or verify the potential of remaining recoverable oil from the Property. The Report was filed as an exhibit to our Form 8-K filed with the Securities and Exchange Commission on January 14, 2013.  The Report included the inspection of all available well logs and historical production data from the wells on the Property. The Report discusses Cave Pool’s 4 producing intervals from the Cave Pool wells, of which 2 intervals appear to have commercial potential. Of the producing intervals, there is 1 predominant producing interval from the wells on the Cave Pool and up to 3 additional intervals of a lesser nature.

On February 25, 2013 Chapman Petroleum Engineering Ltd. released a Reserve and Economic Evaluation Report (the “Reserve Report”), attached as an exhibit hereto, of Cave Pool to identify and/or verify the potential of remaining recoverable oil from the Property. The Reserve Report included the inspection of all available well logs and historical production data from the wells on the Property. The Reserve Report discusses Cave Pool’s 4 producing intervals from the Cave Pool wells, of which 2 intervals appear to have commercial potential.  Of the producing intervals, there is 1 predominant producing interval from the wells on the Cave Pool and up to 3 additional intervals of a lesser nature.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1                      Reserve and Economic Evaluation Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MULTI-CORP INTERNATIONAL INC.

Dated: March 6, 2013	By:	/s/ JEAN MANN
	Name:	Jean Mann
	Title:	Chief Executive Officer